UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

January 17, 2006

(Date of earliest event reported)

SPECTRUM BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

(770) 829-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As described in Item 5.02 below, on January 17, 2006, Spectrum Brands, Inc. (the “Company”) publicly announced that it has appointed David R. Lumley to the position of President, North America. In connection with Mr. Lumley’s appointment, on December 22, 2005, the Company entered into an employment agreement with Mr. Lumley (the “Employment Agreement”). The following description of the Employment Agreement is qualified in its entirety by reference to the terms of the Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

The Employment Agreement expires on January 15, 2009 and automatically renews for successive one-year periods, unless the Company or Mr. Lumley give notice to the contrary as provided in the Employment Agreement. Mr. Lumley has the right to resign and terminate the Employment Agreement at any time upon at least 60 days’ notice. Upon such resignation, the Company must pay any unpaid base salary through the date of termination to Mr. Lumley. The Company also has the right to terminate his employment for “cause” (as defined in the Employment Agreement), in which event the Company must pay Mr. Lumley any compensation that was required to be paid to him before the date of termination.

Upon termination of Mr. Lumley’s employment without cause or due to death or disability, the Company will pay Mr. Lumley or his estate, as applicable, two times Mr. Lumley’s base salary and most recent annual bonus (if any), to be paid out over the following 24 months. The Employment Agreement also provides that if Mr. Lumley resigns upon the occurrence of specified circumstances that would constitute a “constructive termination” (as defined therein), then Mr. Lumley’s resignation shall be treated as a termination by the Company without cause.

During the term of the Employment Agreement and for one year thereafter, Mr. Lumley shall not provide services to or have a significant financial interest in any of the Company’s competitors, or solicit any of the Company’s customers or employees.

Mr. Lumley’s annual base salary is $500,000. Mr. Lumley is entitled to an annual cash bonus based on 75% of his base salary, provided that the Company achieves certain annual performance goals established by the Company’s Board of Directors. Mr. Lumley is also entitled to such insurance and other benefits as are generally made available to the Company’s executive officers and certain other fringe benefits set forth in the Employment Agreement.

Mr. Lumley is entitled to participate in the Company’s equity-based compensation plans. The Employment Agreement provides that Mr. Lumley shall receive a grant of 50,000 shares of restricted stock subject to time-based restrictions. The Employment Agreement provides that, beginning in the Company’s 2007 fiscal year, Mr. Lumley will receive an annual award of restricted stock having a fair market value equal to 125% of his base salary then in effect. Fifty percent of the shares of each such award shall be subject to time-based restrictions and the other fifty percent shall be subject to performance-based restrictions. Unvested shares of restricted stock shall be forfeited to the Company if Mr. Lumley’s employment terminates prior to a change of control for any reason, other than termination by the Company without cause or due to death or disability.

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Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Mr. Lumley was appointed to the position of President, North America effective January 16, 2006. Mr. Lumley, age 51, joins the Company from his position as President, Rubbermaid Home Products North America, which he held since January 2004. Prior to his position at Rubbermaid, Mr. Lumley was President and CEO of EAS, a leading sports nutrition company, for a three-year period. His background includes more than 25 years experience in the consumer products industry, including having served as President of Brunswick Bicycles, SVP Sales and Marketing at Outboard Marine Corporation, and in a variety of leadership positions with Wilson Sporting Goods and other companies. There are no family relationships between Mr. Lumley and any of the Company’s directors or executive officers. Mr. Lumley’s appointment was announced in a press release dated January 17, 2006, a copy of which is attached as Exhibit 99.1.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Employment Agreement between the Company and David R. Lumley, dated as of December 22, 2005.

99.1	Press Release dated January 17, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2006	SPECTRUM BRANDS, INC.

	By:	/s/ Randall J. Steward
	Name:	Randall J. Steward
	Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Employment Agreement between the Company and David R. Lumley, dated as of December 22, 2005.

99.1	Press Release dated January 17, 2006.

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